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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Playboy Enterprises, Inc. on Form S-8 relating to the 1997 Equity Plan for Non-Employee Directors of Playboy Enterprises, Inc. of our report dated August 5, 1997, on our audits of the consolidated financial statements and financial statement schedule of Playboy Enterprises, Inc. as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997, which report is incorporated by reference into the Annual Report on Form 10-K.



Chicago, Illinois
September 30, 1997

                                            COOPERS & LYBRAND L.L.P.